Exhibit (c)(4)

Deutsche Bank Corporate & Investment Bank Preliminary peer selection analysis January 29, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Selection of peer set for AmTrust benchmarking – Given AmTrust’s unique mix of business and recent public stress, there is no direct peer set for benchmarking and valuation purposes – We have reviewed company materials (Company 10-K and proxy filings, ratings agency presentations and investor presentations) for self-identified peers – We have also reviewed AmTrust research for indicated peer groups, though only three analysts provide a specific peer set for AmTrust – As part of the assessment of comparability, we compare relative size (market cap and premium volume), business mix (% commercial and % workers compensation) and trading activity (average trading daily volume (“ADTV”) and research coverage) – The result is a preliminary list of 13 peers that best reflect this selection criteria Deutsche Bank Corporate & Investment Bank 1

Peer selection process overview Full list of disclosed AmTrust peer groups, including those from company presentations, company-specific research and non-company specific industry reports of AmTrust’s analyst coverage universe (39 companies) Include only companies from company presentations and company-specific research (28 companies) Include only companies that meet list of criteria(a) (13 companies) Deutsche Bank Corporate & Investment Bank a) See page 8 for criteria. Source: SNL Financial 2

Size benchmarking Market cap ($bn) $15.5 $14.8 $9.9 $8.7 $5.0 $4.9 $3.5 $3.0 $2.0 $1.9 $1.4 $1.4 $1.2 $1.1 MKL CNA AFG WRB AIZ THG SIGI PRA AFSI AGII NAVG EIG AMSF JRVR GAAP net written premium ($bn) (Q3 2017 LTM) $7.0 $6.3 $5.0 $4.9 $4.7 $4.4 $4.3 $2.3 $1.6 $1.2 $0.8 $0.7 $0.7 $0.3 (a) CNA WRB AFSI THG AFG AIZ MKL SIGI AGII NAVG PRA JRVR EIG AMSF Deutsche Bank Corporate & Investment Bank Note: Market data as of January 26, 2018. AFSI market cap represents unaffected market cap as of 1/8/2018. Source: Company filings, SNL Financial 3

Business mix benchmarking Statutory percent workers’ comp (2016) 100% 100% 56% 30% 23% 22% 14% 12% 12% 11% 10% 8% 0% 0% AMSF EIG AFSI AFG PRA WRB SIGI JRVR MKL CNA AGII THG AIZ NAVG Statutory percent commercial lines (2016) 100% 100% 100% 100% 97% 96% 94% 93% 93% 90% 83% 83% 75% 60% AMSF EIG PRA JRVR AGII AFSI WRB NAVG AFG CNA MKL SIGI AIZ THG Deutsche Bank Corporate & Investment Bank Note: Based on 2016 statutory net premiums written for SNL P&C groups. Source: Company filings, SNL Financial 4

Trading and research analyst comparison Average daily trading volume ($mm) $38.9 $34.9 $31.6 $30.8 $27.3 $21.1 $10.9 $9.4 $9.2 $7.9 $6.0 $5.4 $4.2 $4.2 AIZ AFG MKL AFSI WRB THG SIGI CNA PRA AGII JRVR AMSF EIG NAVG Aggregate research analyst coverage 10 8 6 6 6 5 5 5 5 5 5 4 4 3 WRB PRA AFSI NAVG JRVR AFG AMSF CNA MKL SIGI THG AGII EIG AIZ Deutsche Bank Corporate & Investment Bank Note: 1-year ADTV from 1/1/2017 to 12/31/2017. Source: Company filings, FactSet, Bloomberg, Thomson Eikon 5

Deutsche Bank Corporate & Investment Bank Appendix I Detailed selection process of peers

# Disclosed peer groups for AmTrust

## All available peer sets

| | Company presentation | | Company-specific research | | | Non-company-specific industry reports | | |
|---|---|---|---|---|---|---|---|---|
| | Management Pres / A.M. Best Pres (January 2018 / September 2017)[a] | Company Investor Presentation (November 2016)[b] | Compass Point (July 2017)[c] | SunTrust (January 2018)[d] | Keefe, Bruyette & Woods (January 2018)[e] | FBR (January 2018)[f] | JMP (January 2018)[g] | Total ✓ |
| ACGL | | | | | ✓ | | ✓ | 2 |
| AFG | ✓ | ✓ | | ✓ | ✓ | | | 4 |
| AFH | | | | | ✓ | | ✓ | 2 |
| AGII | | | ✓ | | ✓ | | ✓ | 3 |
| AHL | | | | | ✓ | | | 1 |
| AIG | | | | | ✓ | | | 1 |
| AIZ | | | | ✓ | | | | 1 |
| ALL | | | | | | ✓ | ✓ | 2 |
| AMSF | | | ✓ | ✓ | ✓ | ✓ | ✓ | 5 |
| AXS | | | | | ✓ | | | 1 |
| CB | | | | | ✓ | | ✓ | 2 |
| CNA | ✓ | ✓ | | | | | | 2 |
| EIG | ✓ | ✓ | ✓ | ✓ | ✓ | | ✓ | 6 |
| FNHC | | | | | | | ✓ | 1 |
| GBLI | | | ✓ | | | | | 1 |
| HALL | | | ✓ | | | | | 1 |
| HCI | | | | | | | ✓ | 1 |
| HIG | | | | ✓ | | ✓ | | 2 |
| HMN | | | | | | | ✓ | 1 |
| HRTG | | | | | | | ✓ | 1 |
| JRVR | | | | ✓ | ✓ | ✓ | ✓ | 4 |
| KMPR | | | | | | | ✓ | 1 |
| KNSL | | | | ✓ | ✓ | | | 2 |
| MHLD | | | | | | ✓ | | 1 |
| MKL | ✓ | ✓ | ✓ | ✓ | ✓ | | | 5 |
| NAVG | | ✓ | ✓ | ✓ | ✓ | | | 4 |
| NGHC | | | | | | ✓ | ✓ | 2 |
| ORI | | | | | | | ✓ | 1 |
| PGR | | | | | | ✓ | | 1 |
| PRA | | | | ✓ | ✓ | | ✓ | 3 |
| RE | | | | | ✓ | | | 1 |
| RLI | | | ✓ | ✓ | ✓ | ✓ | ✓ | 5 |
| SIGI | ✓ | ✓ | | | | | | 2 |
| THG | ✓ | ✓ | | | | | ✓ | 3 |
| TRV | | | | ✓ | | ✓ | ✓ | 3 |
| UIHC | | | | | | | ✓ | 1 |
| VR | | | | | ✓ | | | 1 |
| WRB | ✓ | ✓ | ✓ | ✓ | ✓ | | | 5 |
| XL | | | | | ✓ | ✓ | ✓ | 3 |
| Total ✓ | 7 | 8 | 9 | 13 | 20 | 10 | 21 | 39 peers |

(a) "Select peers"
(b) "Peers"
(c) "AFSI specialty insurance comps"
(d) "Peer company" / "Specialty P&C"
(e) "Specialty peers" / "Specialty insurers"
(f) "Property / casualty insurers"
(g) "Insurers" / "Coverage universe"
*Source: Company documents, Wall Street research*

Deutsche Bank
Corporate & Investment Bank

6

# Disclosed peer groups for AmTrust

## AmTrust-specific peer sets

| | Company presentation | | Company-specific research | | | |
|---|---|---|---|---|---|---|
| | Management Pres / A.M. Best Pres (January 2018 / September 2017)[a] | Company Investor Presentation (November 2016)[b] | Compass Point (July 2017)[c] | SunTrust (January 2018)[d] | Keefe, Bruyette & Woods (January 2018)[e] | Total ✓ |
| ACGL | | | | | ✓ | 1 |
| AFG | ✓ | ✓ | | ✓ | ✓ | 4 |
| AFH | | | | | ✓ | 1 |
| AGII | | | ✓ | | ✓ | 2 |
| AHL | | | | | ✓ | 1 |
| AIG | | | | | ✓ | 1 |
| AIZ | | | | ✓ | | 1 |
| AMSF | | | ✓ | ✓ | ✓ | 3 |
| AXS | | | | | ✓ | 1 |
| CB | | | | | ✓ | 1 |
| CNA | ✓ | ✓ | | | | 2 |
| EIG | ✓ | ✓ | ✓ | ✓ | ✓ | 5 |
| GBLI | | | ✓ | | | 1 |
| HALL | | | ✓ | | | 1 |
| HIG | | | | ✓ | | 1 |
| JRVR | | | | ✓ | ✓ | 2 |
| KNSL | | | | ✓ | ✓ | 2 |
| MKL | ✓ | ✓ | ✓ | ✓ | ✓ | 5 |
| NAVG | | ✓ | ✓ | ✓ | ✓ | 4 |
| PRA | | | | ✓ | ✓ | 2 |
| RE | | | | | ✓ | 1 |
| RLI | | | ✓ | ✓ | ✓ | 3 |
| SIGI | ✓ | ✓ | | | | 2 |
| THG | ✓ | ✓ | | | | 2 |
| TRV | | | | ✓ | | 1 |
| VR | | | | | ✓ | 1 |
| WRB | ✓ | ✓ | ✓ | ✓ | ✓ | 5 |
| XL | | | | | ✓ | 1 |
| **Total** | **7** | **8** | **9** | **13** | **20** | **28 peers** |

(a) "Select peers"
(b) "Peers"
(c) "AFSI specialty insurance comps"
(d) "Peer company" / "Specialty P&C"
(e) "Specialty peers" / "Specialty insurers"

*Source: Company documents, Wall Street research*

Deutsche Bank
Corporate & Investment Bank
7

Preliminary comparable companies selection criteria

	# of peer sets	Market cap between $1bn - $10bn	Premium volume between $1bn - $10bn	Significant non-commercial business (>30%)	Limited workers' comp presence (<5%)	Selected comps
ACGL	1	✗				✗
AFG	4					✓
AFH	1	✗	✗		✗	✗
AGII	2					✓
AHL	1					✗
AIG	1	✗	✗			✗
AIZ[(a)]	1				✗	✓
AMSF	3		✗			✓
AXS	1				✗	✗
CB	1	✗	✗			✗
CNA	2	✗				✓
EIG	5		✗			✓
GBLI	1	✗	✗		✗	✗
HALL	1	✗	✗		✗	✗
HIG	1	✗	✗	✗		✗
JRVR	2		✗			✓
KNSL	2	✗	✗		✗	✗
MKL	5	✗				✓
NAVG	4				✗	✓
PRA	2		✗			✓
RE	1					✗
RLI	3		✗		✗	✗
SIGI	2					✓
THG	2			✗		✓
TRV	1	✗	✗	✗		✗
VR	1					✗
WRB	5					✓
XL	1		✗			✗
Remaining	14	17	14	25	20	13

Note: Peers are excluded from the selection if it is present in only one AmTrust-specific peer set (from the prior page) and if they don't meet more than one of the other mentioned criteria.

(a) AIZ is included as a peer due to its sizeable warranty business.

Deutsche Bank
Corporate & Investment Bank

8

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